Exhibit 10.8(b)




                              REVOLVING CREDIT NOTE
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$250,000.00                                                 Rockaway, New Jersey
                                                               November 29, 1995


A.  GENERAL; TERMS OF PAYMENT
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          1.  FOR VALUE RECEIVED, the undersigned, RTI INC., a New York corporation (the "Borrower") promises to pay to FRELLUM CORPORATION, a Delaware corporation ("Frellum"), or order the principal sum of TWO HUNDRED FIFTY THOUSAND ($250,000.00) DOLLARS or, if less, the aggregate unpaid principal sum of all Revolving Loans made by Frellum to the Borrower from time to time pursuant to a credit agreement, dated the date hereof, between the Borrower and Frellum (the "Credit Agreement"), in one installment thirty (30) days after written demand therefor is made, which demand may be made at any time commencing eleven (11) months after the date hereof.

          Frellum is authorized to enter on the schedule attached hereto the amount of each Revolving Loan and each payment of principal thereon, without any further authorization on the part of the Borrower, but Frellum's failure to make such entry will not limit or otherwise affect the obligations of the Borrower on this Note.

          The Borrower will pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, computed on the basis of a 360-day year, at a rate of eight percent (8%) per annum. Interest will not be compounded. Interest on the unpaid principal amount of this Note accrued during each calendar month will be payable on the tenth (10th) day of each immediately succeeding calendar month, at maturity (whether by acceleration or otherwise) and upon the making of any prepayment as herein provided. In addition, the Borrower will pay interest on any overdue installment of principal for the period for which overdue, on demand, at a rate equal to 4% per annum above the rate of interest hereinabove indicated.

          2.  Prepayment.  The Borrower will have the right to prepay this Note,
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in whole or in part, at any time without penalty or premium.

          3.  Manner of Payment.  All payments by the Borrower on account of
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principal, interest or costs


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hereunder will be made in lawful money of the United States of America, in immediately available funds. If any payment of principal or interest becomes due on a day on which banks in the State of New Jersey are closed (as required or permitted by law or otherwise), such payment will be made not later than the next succeeding business day.

B.  DEFAULT
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          Upon the occurrence of an Event of Default, as defined in the Credit
Agreement, and during the continuance thereof, the entire unpaid principal amount of this Note and all interest unpaid hereon may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

C.  SECURITY
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          Payment of this Note is secured by a security interest in all
"Accounts" (as such term is defined in the Uniform Commercial Code) of the Borrower, pursuant to a security agreement, dated the date hereof, between the Borrower and Frellum, as the same may be amended from time to time as provided therein.

D.  MISCELLANEOUS
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          1.  No Waiver:  Rights and Remedies Cumulative.  No failure on the
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part of Frellum to exercise, and no delay in exercising any right hereunder will operate as a waiver thereof; nor will any single or partial exercise by Frellum of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and Frellum.

          2.  Costs and Expenses.  The Borrower will reimburse Frellum for all
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costs and expenses incurred by it, including the reasonable fees and disbursements of counsel to Frellum in connection with the enforcement of Frellum's rights accruing hereunder after the occurrence of an Event of Default.

          3.  Amendments.  No amendment, modification or waiver of any provision
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of this Note, nor consent to any departure by the Borrower therefrom, will be effective unless the same is in writing and signed by Frellum and then such waiver or consent will be effective only in the




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specific instance and for the specific purpose for which given.

          4.  Construction.  This Note shall be governed by the laws of the
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State of New Jersey, without giving effect to its choice of law principles.

          5.  Successors and Assigns.  This Note is to be binding upon the
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Borrower and its successors and the terms hereof shall inure to the benefit of
Frellum and its successors and assigns, including subsequent holders hereof.

          6.  Severability.  The provisions of this Note are severable, and if
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any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

          7.  Waiver of Notice; Set-off.  The Borrower hereby waives
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presentment, demand for payment (except as expressly provided herein), notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

          8.  Credit Agreement.  This Note is the Note referred to in the Credit
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Agreement and the holder hereof is  entitled to the benefits thereof.

                                        RTI INC.



                                        By: R. STEPHEN MAICO
                                           ---------------------------
                                             R. Stephen Maico
                                             Vice President and
                                             Chief Financial Officer




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